UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

WUHAN GENERAL GROUP (CHINA), INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34125	84-1092589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone Wuhan, Hubei 430200 People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (86) 27-5970-0069

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2012, the Board of Directors (the “Board”) of Wuhan General Group (China), Inc. (the “Company”) unanimously appointed Yaojun (Larry) Liu as a member of the Board, increasing the number of members on the Board from six to seven. In addition, the Board appointed Mr. Liu as a member of the Audit Committee of the Board. Mr. Liu will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

The Board has determined that Mr. Bock qualifies as independent in accordance with the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”). As a result of Mr. Liu’s appointment to the Board and the Audit Committee, the Company believes that it has regained compliance with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605.

Mr. Yaojun (Larry) Liu, 36, was a senior project manager at Haitong Securities Company, one of the biggest investment banking companies in China, from May 2000 to September 2002. Mr. Liu joined Jingtian & Gongcheng Law Firm as a corporate attorney in December 2003. In May 2006, he joined Global Law Office as a partner, where he concentrated in mergers and acquisitions, capital markets, finance, and general corporate law. Mr. Liu has worked on overseas listings for over 50 Chinese companies, including a number of listings in the United States. He has been a Qualified Practice Lawyer in China since 1998, and he became a China Certified Public Accountant (CICPA) in 2003. He earned his Master of Economic Law from Renmin University of China in July 2007 and his L.L.M. in Commercial Law from University of Sheffield (UK) in September 2003. He is currently an independent director and serves on the audit committees of Shengtai Pharmaceutical Inc. and Yuhe International, Inc.

Mr. Liu’s qualifications to serve on our board of directors include his financial and legal experience.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Liu.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Agreements

As an independent director, Mr. Liu will participate in the Company’s Outside Director Compensation Package, as approved by the Board on November 30, 2007. Additional information regarding the Outside Director Compensation Package can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended 2011, as filed with the Securities and Exchange Commission on April 6, 2012, and as amended on April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012

Wuhan General Group (China), Inc.

By:	/s/ Ruilong Qi
Ruilong Qi Chief Executive Officer